Exhibit 8.1
LIST OF SUBSIDIARIES
List of subsidiaries of Petróleo Brasileiro S.A. — PETROBRAS

	Total	Voting	Country of
Subsidiary companies	Capital	Capital	Incorporation	Activity
Petrobras Química S.A. — PETROQUISA and subsidiaries	100.00	100.00	Brazil	Petrochemical
Petrobras Distribuidora S.A. — BR and subsidiaries	100.00	100.00	Brazil	Distribution
BRASPETRO Oil Services Company — BRASOIL and subsidiaries	100.00	100.00	Cayman Islands	International operations
BRASPETRO Oil Company — BOC and subsidiary	99.99	99.99	Cayman Islands	International operations
PIB — Petrobras Internacional — BRASPETRO B.V and subsidiaries (1)	100.00	100.00	The Netherlands	International operations
Petrobras Comercializadora de Energia Ltda. — PCEL	99.00	99.00	Brazil	Energy
Petrobras Negócios Eletrônicos S.A. — E-PETRO and subsidiary	99.95	99.95	Brazil	Corporate
Petrobras Gás S.A. — GASPETRO and subsidiaries	99.94	99.94	Brazil	Gas transportation
Petrobras International Finance Company — PIFCo and subsidiaries	100.00	100.00	Cayman Islands	International Commercializationand Financing
Petrobras Transporte S.A. — TRANSPETRO and subsidiary	100.00	100.00	Brazil	Transportation
Downstream Participações S.A. and subsidiary	99.99	99.99	Brazil	Refining and distribution
Petrobras Netherlands BV- PNBV and subsidiaries	100.00	100.00	The Netherlands	Exploration and Production
UTE Nova Piratininga Ltda.	99.00	99.00	Brazil	Energy
FAFEN Energia S.A.	100.00	100.00	Brazil	Energy
5283 Participações Ltda.	100.00	100.00	Brazil	Energy
Fundo de Investimento Imobiliário RB Logística — FII	98.96	98.96	Brazil	Corporate
Baixada Santista Energia Ltda.	100.00	100.00	Brazil	Energy
Sociedade Fluminense de Energia Ltda. — SFE (2)	100.00	100.00	Brazil	Energy
TERMORIO S. A. (3)	100.00	100.00	Brazil	Energy
TERMOCEARÁ Ltda.	100.00	100.00	Brazil	Energy
TERMOMACAÉ Ltda. (4)	100.00	100.00	Brazil	Energy
TERMOMACAÉ Comercialização de Energia Ltda.(4)	100.00	100.00	Brazil	Energy
TERMOAÇU S.A.	62.43	62.43	Brazil	Energy
TERMOBAHIA Ltda. (3)	31.00	31.00	Brazil	Energy
Ibiritermo S. A.	50.00	50.00	Brazil	Energy

	Total	Voting	Country of
Special purpose entities consolidated according to FIN 46(R)	Capital	Capital	Incorporation	Activity
Albacora Japan Petroleum Limited Company	0.00	0.00	Brazil	Exploration and Production
Barracuda e Caratinga Holding Company B.V.	0.00	0.00	Cayman Islands	Exploration and Production
Companhia Petrolífera Marlim	0.00	0.00	Brazil	Exploration and Production
NovaMarlim Petróleo S.A.	0.00	0.00	Brazil	Exploration and Production
Cayman Cabiunas Investments Co. Ltda.	0.00	0.00	Cayman Islands	Exploration and Production
Cia. De Desenvolvimento e Modernização de Plantas Industriais — CDMPI	0.00	0.00	Brazil	Exploration and Production
Companhia Locadora de Equipamentos Petrolíferos S.A. — CLEP	0.00	0.00	Brazil	Exploration and Production
PDET Offshore S.A.	0.00	0.00	Brazil	Exploration and Production

	Total	Voting	Country of
Special purpose entities consolidated according to FIN 46(R)	Capital	Capital	Incorporation	Activity
Companhia de Recuperação Secundária	0.00	0.00	Brazil	Exploration and Production
EVM Leasing Co.	0.00	0.00	Cayman Islands	Exploration and Production
Nova Transportadora do Nordeste S.A.	0.00	0.00	Brazil	Transportation
Nova Transportadora do Sudeste S.A.	0.00	0.00	Brazil	Transportation
Gasene Participações Ltda.	0.00	0.00	Brazil	Transportation
Manaus Geração Termelétrica Participações Ltda	0.00	0.00	Brazil	Energy
Blade Securities Limited	0.00	0.00	Brazil	Corporate
Codajás Coari Participações Ltda.	0.00	0.00	Brazil	Transportation
Charter Development — CDC (5)	0.00	0.00	USA	Exploration and Production
Companhia Mexilhão do Brasil (6)	0.00	0.00	Brazil	Exploration and Production

(1)	Parent Company of Petrobras Energia S.A. — PEPSA and other international companies.

(2)	Consolidated according to ARB 51, commencing December 31, 2005. Consolidated according to FIN 46(R), commencing December 31, 2003 until September 30, 2005. Formerly were not consolidated in PETROBRAS financial statements.

(3)	Consolidated according to ARB 51, commencing December 31, 2005. Consolidated according to FIN 46(R), commencing December 31, 2003 until September 30, 2005. Formerly were accounted for as capital leases pursuant to SFAS 13.

(4)	Former Macaé Merchant. Consolidated according to ARB 51, commencing December 31, 2005. Macaé Merchant formerly was consolidated according to FIN 46(R). (See Note 18(l) to our audited consolidated financial statements).

(5)	Consolidated according to FIN 46(R). Company is a new SPE formed in 2005 to support project finance.

(6)	Consolidated according to FIN 46(R). Company is a new SPE formed in 2006 to support project finance.
          List of subsidiaries of Petrobras International Finance Company

	Total	Voting	Country of
Subsidiary companies	Capital	Capital	Incorporation	Activity
Petrobras Europe Limited — PEL	100.00	100.00	United Kingdom	Trading Agent &
				Marketing Advisor
Petrobras Finance Limited — PFL	100.00	100.00	Cayman Islands	International
				Commercialization
BEAR Insurance Company Limited	100.00	100.00	Bermuda	Insurance
Petrobras Singapore Private Limited	100.00	100.00	Singapore	Trading

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